EXHIBIT 10.31 -  WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT


     THIS WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT (this "Waiver and First Amendment") is dated as of the 12th day of November, 1997 among MCWHORTER TECHNOLOGIES, INC. (the "Borrower"), WACHOVIA BANK, N.A., as Agent (the "Agent") and WACHOVIA BANK, N.A.; BANK OF AMERICA; BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH; THE SAKURA BANK, LIMITED; HARRIS BANK; THE FIRST NATIONAL BANK OF CHICAGO; THE NORTHERN TRUST COMPANY; MELLON BANK, N.A.; and MERITA BANK LTD, NEW YORK BRANCH, (collectively, the "Banks");

                      W I T N E S S E T H:

     WHEREAS, the Borrower, the Agent and the Banks executed and delivered that certain Credit Agreement, dated as of July 30, 1997 (as amended, the "Credit Agreement");

     WHEREAS, the Borrower has requested certain waivers under and amendments to the Credit Agreement and the Agent and the Banks are willing to agree to the Borrower's requests, subject to the terms and conditions of this Waiver and First Amendment;

     NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrower, the Agent and the Banks hereby covenant and agree as follows:

     1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement from and after the date hereof refer to the Credit Agreement as amended hereby.

     2. Amendment to Section 1.01. The following new definition is hereby added to Section 1.01 of the Credit Agreement:

          "MTL/MTOy Acquisition" means those certain transactions described in that certain memorandum from Louise Tonozzi-Frederick to representatives of the Agent dated November 4, 1997, a copy of which has been delivered to the Agent and the Banks.

     3.   Amendments to Section 4.08. Section 4.08 of the Credit
Agreement is hereby amended by deleting the term "McWhorter
Technological Sales Corporation" therein and substituting therefor the term "McWhorter International Sales Corporation."

     4. Amendment to Section 5.07. Section 5.07 of the Credit Agreement hereby is amended by: (A) deleting the word "and" immediately before clause (iv) therein; (B) deleting the text "provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, the Borrower will be in full compliance with all the provisions of this Agreement" at the end of clause (iv) therein; and (C) inserting the following immediately after clause (iv) therein:

     (v) loans or advances made by the Borrower or any of its Subsidiaries to Persons (other than Guarantors or Subsidiaries described in clauses (iii) and (iv) above) provided that immediately after the making of each such loan or advance, the sum of such loans or advances and Investments made under Section 5.08(iii) hereunder, does not exceed the amount set forth in Section 5.08(iii) hereunder; and (vi) loans or advances, in no event greater than 11.7 million Swedish kroner in the aggregate, made by McWhorter Technologies AB to Newco (as described in the memorandum referenced in the definition of MTL/MTOy Acquisition) in connection with the MTL/MTOy Acquisition; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, the Borrower will be in full compliance with all the provisions of this Agreement.

     5.   Amendment to Section 5.08. Section 5.08 of the Credit
Agreement hereby is deleted in its entirety, and the following is substituted therefor as Section 5.08:

               SECTION 5.08. Investments. Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except Investments: (i) as of the Closing Date (including minority Investments to be made pursuant to the Acquisition Agreements not exceeding $2,000,000 in the aggregate) listed on Schedule 1.01(a); (ii) in Subsidiaries which timely become and thereafter remain (A) Guarantors pursuant to Section 5.24, or (B) Eligible First Tier Foreign Subsidiaries pursuant to Section 5.25; (iii) consisting of equity in Persons (exclusive of Investments made in connection with the MTL/MTOy Acquisition) which do not timely become and thereafter remain (A) Guarantors pursuant to Section 5.24, or (B) Eligible First Tier Foreign

     Subsidiaries pursuant to Section 5.25, provided that such Investments do not exceed (x) from the Closing Date through and including January 29, 1998, $25,000,000 in the aggregate, or (y) after January 29, 1998, the greater of $20,000,000 or 20% of Stockholder's Equity; (iv) as permitted by Section 5.07; (v) in connection with the MTL/MTOy Acquisition in an amount not exceeding $12,500,000 in the aggregate; and (vi) in (A) direct obligations of the United States Government maturing within one year, (B) certificates of deposit issued by a commercial bank whose credit is reasonably satisfactory to the Agent, (C) commercial paper rated A1 or the equivalent thereof by Standard & Poor's Corporation or P1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition and/or (D) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc.; provided, however, with respect to clauses (ii), (iii) and (iv) in this Section 5.08, no Investments shall be permitted to be made after the Closing Date (A) in the event that a Default or Event of Default is in effect or will be caused by such Investment, and (B) unless the Borrower certifies to the Agent in writing prior to making any such Investment the Borrower's pro forma compliance with the financial covenants set forth in Sections 5.03 and 5.06 of this Agreement, such written certification and pro forma calculations to be in form and substance satisfactory to the Agent in all respects.

     6. Amendments to Section 5.24. Section 5.24 of the Credit Agreement hereby is amended by: (A) deleting the clause "within 20 Foreign Currency Business Days" appearing in subsection (b) therein, and substituting therefor the clause "within 45 Foreign Business Days;" and (B) deleting the term "McWhorter Technological Sales Corporation" appearing in subsection (b) therein, and substituting therefor the term "McWhorter International Sales Corporation."

     7. Amendment to Section 5.25. Section 5.25 of the Credit Agreement hereby is amended by deleting the clause "within 20 Euro-Dollar Business Days" appearing therein, and substituting therefor the clause "within 45 Euro-Dollar Business Days;"

     8.   Amendment to Schedule 1.01(a). Schedule 1.01(a) of the
Credit Agreement hereby is amended by adding the following in the numerical order indicated to that portion of the Schedule which is titled "Investments as of the Closing Date":

          4. On August 1, 1997, McWhorter Technologies, Inc. (the "Company") will complete the acquisition of Syntech S.p.A. and its affiliated entities and subsidiaries. The aggregate consideration paid will be $47,107,128 in cash and approximately $15,500,000 of debt assumed. The cash portion of the purchase consideration will be made available from the Company's $150,000,000 credit facility. The transaction will involve the acquisition of all the outstanding stock and warrants of Synthetic Resin Technologies S.A., the Luxembourg holding company of Syntech S.p.A., and all the stock of Syntech, Inc. from Antonio Napoli & C.s.p.a., Gestin S.r.l. and Cable Beach Holdings Ltd. Upon completion of the transaction, the Company will contribute such stock and warrants to its wholly-owned U.K. subsidiary McWhorter Holdings Ltd., and the Luxembourg holding company will be liquidated.

     9. Default Waiver. The Borrower has informed the Agent and the Banks that (i) Syntech S.p.A., a Subsidiary, has made a loan of 4,250,000 Hong Kong Dollars to a Person in violation of
Section 5.07 of the Credit Agreement (the "Loan Default"), and
(ii) that the Borrower has not complied with the obligations set forth under Sections 5.24 and 5.25 of the Credit Agreement with respect to the execution and delivery of certain Loan Documents described therein regarding the Borrower, McWhorter International Sales Corporation, Syntech, Inc., Syntech France S.a.r.l., Syntech S.p.A., and McWhorter Holdings Ltd. (the "Delivery Default"). The Borrower acknowledges and agrees that the Loan Default and the Delivery Default constitute Events of Default under Section 6.01 of the Credit Agreement. In reliance upon the foregoing, the Agent and the Banks hereby waive the Loan Default and the Delivery Default. The waiver of the Loan Default and the Delivery Default does not constitute a waiver of any other Default or Event of Default under the Credit Agreement whether now existing or hereafter occurring.

     10. Acquisition Waiver. The Borrower has informed the Agent and the Banks that it seeks to acquire three new subsidiaries in connection with the MTL/MTOy Acquisition.
Because of certain legal requirements existing in foreign countries, the Borrower believes that it and the new subsidiaries will be unable to comply with the requirements of Section 5.25 of the Credit Agreement. The Agent and the Banks do hereby waive compliance with the requirements set forth in Section 5.25 of the Credit Agreement, solely with respect to those subsidiaries to be acquired under the MTL/MTOy Acquisition, until forty-five days after the date of consummation of the MTL/MTOy Acquisition, or March 15, 1998, whichever occurs first.

     11. Restatement of Representations and Warranties. The Borrower hereby restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Waiver and First Amendment and all other loan documents executed and/or delivered in connection herewith.

     12. Effect of Waiver and First Amendment. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents remain in full force and effect, and constitute the legal, valid, binding and enforceable obligations of the Borrower. The amendments contained herein are deemed to have prospective application only, unless otherwise specifically stated herein.

     13. Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.

     14. Counterparts. This Waiver and First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered will be deemed to be an original and all of which counterparts, taken together, will constitute but one and the same instrument.

     15. Section References. Section titles and references used in this Waiver and First Amendment have no substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

     16. No Default. To induce the Agent and the Banks to enter into this Waiver and First Amendment and to continue to make advances pursuant to the Credit Agreement, the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Borrower arising out of or with respect to any of the Loans or other obligations of the Borrower owed to the Banks under the Credit Agreement.

     17. Further Assurances. The Borrower agrees to take such further actions as the Agent reasonably requests in connection herewith to evidence the amendments herein contained to the Borrower.

     18. Governing Law. This Waiver and First Amendment are governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

     19. Conditions Precedent. This Waiver and First Amendment will become effective only upon (i) receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Waiver and First Amendment, (ii) true and correct photocopies of each of all documents (in such detail as may be reasonably requested by the Agent) executed, delivered and/or furnished by or to the Borrower in connection with the MTL/MTOy Acquisition on or before the date of the consummation of the MTL/MTOy Acquisition, and (iii) payment to the Agent of that certain fee referenced in that certain letter from the Agent to Borrower dated as of October 28, 1997. Notwithstanding anything contained in this Waiver and First Amendment to the contrary, in the event that the MTL/MTOy Acquisition is not fully consummated by February 1, 1998, then the Agent's and the Banks' agreements with respect to the following will be null and void: (y) the words "and (vi) loans or advances, in no event greater than 11.7 million Swedish kroner in the aggregate, made by McWhorter Technologies AB to Newco (as described in the memorandum referenced in the definition of MTL/MTOy Acquisition) in connection with the MTL/MTOy Acquisition;" appearing in the proposed amendment to Section 5.07 set forth in paragraph 4 herein; and (z) paragraph 5 herein.

     IN WITNESS WHEREOF, the Borrower, the Agent and each of the Banks has caused this Waiver and First Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


MCWHORTER TECHNOLOGIES, INC.,         WACHOVIA BANK, N.A., as Agent and
as Borrower           (SEAL)          as a Bank                 (SEAL)


By: /s/Louise M. Tonozzi-Frederick    By:/s/John F. Carlin
Title: Vice President & CFO           Title: Vice President


BANK OF AMERICA,                      BANK OF TOKYO-MITSUBISHI, LTD.,
as a Bank             (SEAL)          CHICAGO BRANCH, as a Bank (SEAL)


By:/s/Thomas E. Hall                  By:/s/Hajime Watanabe
Title: Vice President                 Title: Deputy General Manager


THE SAKURA BANK, LIMITED,             HARRIS BANK,
as a Bank             (SEAL)          as a Bank                 (SEAL)


By:/s/Yukiharu Sakumoto               By:/s/Richard H. Michalik
Title: Joint General Manager          Title: Assistant Vice President


THE FIRST NATIONAL BANK OF            THE NORTHERN TRUST COMPANY,
CHICAGO, as a Bank    (SEAL)          as a Bank                 (SEAL)


By:/s/Julia Bristow                   By:/s/Ron Mallicoat
Title: Managing Director              Title: Vice President


MELLON BANK, N.A.                     MERITA BANK, LTD, NEW YORK
as a Bank             (SEAL)          BRANCH, as a Bank         (SEAL)


By:/s/George B. Davis                By:/s/Anu Seppala, John Kehnle
Title: Vice President                Title: Vice President, Vice President

                CONSENT AND REAFFIRMATION OF GUARANTOR



     The undersigned (i) acknowledges receipt of the foregoing Waiver and First Amendment to Credit Agreement (the "Amendment"), (ii) consents to the execution and delivery of the Amendment by the parties thereto and (iii) reaffirms all of its obligations and covenants under the respective Limited Guaranty Agreement executed by it in favor of the Agent for the ratable benefit of the Banks, and agrees that none of such obligations and covenants shall be affected by the execution and delivery of the Amendment.


                         MCWHORTER INTERNATIONAL SALES CORPORATION


                         By:/s/Louise M. Tonozzi-Frederick
                         Title: Vice President and CFO